Exhibit 99.1

12395 First American Way • Poway, CA 92064

NEWS FOR IMMEDIATE RELEASE
Contacts:
Henri Van Parys	Cindy Williams
Corporate Communications Manager	Director – Investor Relations
727.214.1072	727.214.3438
henri.vanparys@FADV.com	cindy.williams@FADV.com

FIRST ADVANTAGE CORPORATION REPORTS

OPERATING RESULTS FOR THE THIRD QUARTER OF 2009

POWAY, Calif., Oct. 28, 2009—First Advantage Corporation (NASDAQ: FADV) (“the Company”), a global risk mitigation and business solutions provider, today announced operating results for the third quarter ended Sept. 30, 2009.

First Advantage reported income from continuing operations of $11.4 million for the quarter ended Sept. 30, 2009, compared to $12.3 million for the quarter ended Sept. 30, 2008. Net income attributable to First Advantage shareholders was $11.5 million (19 cents per share) in the quarter ended Sept. 30, 2009, compared to $12.6 million in the quarter ended Sept. 30, 2008 (21 cents per share). Results of operations for the quarter ended Sept. 30, 2008 included a restructuring charge of $2.8 million ($1.6 million after tax or 3 cents per diluted share), primarily relating to consolidation of facilities in the Credit Services segment.

Service revenue for the Company was $156 million and $174.7 million for the quarters ended Sept. 30, 2009 and 2008, respectively.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $29.5 million and $34.7 million for the quarters ended Sept. 30, 2009 and 2008, respectively.

“Despite lackluster auto sales, Credit Services posted improved results compared to a year ago, driven by stronger performance in the Mortgage and Direct to Consumer businesses. Current macro-economic conditions continued to pose challenges for our Employer Services and Investigative and Litigation Support Services segments during the third quarter. Service revenues and operating margins were negatively impacted,” stated Anand Nallathambi, president and chief executive officer. “We continue to emphasize operating efficiencies and enhancing market share in our major business lines.”

-more-

First Advantage Corporation Reports Operating Results for the Third Quarter of 2009

Summary Consolidated Income Statement (Unaudited)

(In thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Service revenue	$155,980	$174,664	$510,688	$545,341
Reimbursed government fee revenue	13,586	13,633	39,905	40,780

Total revenue	169,566	188,297	550,593	586,121
Cost of service revenue	51,429	53,520	191,030	160,723
Government fees paid	13,586	13,633	39,905	40,780

Total cost of service	65,015	67,153	230,935	201,503
Gross margin	104,551	121,144	319,658	384,618

Salaries and benefits	49,920	59,113	151,217	188,489
Facilities and telecommunications	6,741	7,789	20,265	24,073
Other operating expenses	18,453	19,899	56,397	65,642
Depreciation and amortization	10,993	10,898	32,574	31,520
Impairment loss	—	1,720	—	2,017

Total operating expenses	86,107	99,419	260,453	311,741

Income from operations	18,444	21,725	59,205	72,877

Other (expense) income:
Interest expense	(234)	(640)	(903)	(2,140)
Interest income	103	155	387	746

Total other (expense), net	(131)	(485)	(516)	(1,394)

Income from continuing operations before income taxes	18,313	21,240	58,689	71,483
Provision for income taxes	6,898	8,932	23,856	29,582

Income from continuing operations	11,415	12,308	34,833	41,901
Loss from discontinued operations, net of tax	—	—	—	(4,241)

Net income	$11,415	$12,308	$34,833	$37,660

Less: Net loss attributable to non-controlling interest	(35)	(323)	(202)	(648)

Net income attributable to First Advantage Corporation (“FADV”)	$11,450	$12,631	$35,035	$38,308

Basic earnings per share:
Income from continuing operations attributable to FADV shareholders	$0.19	$0.21	$0.59	$0.72
Loss from discontinued operations, attributable to FADV shareholders, net of tax	—	—	—	(0.07)

Net income attributable to FADV shareholders	$0.19	$0.21	$0.59	$0.65

Diluted income per share:
Income from continuing operations attributable to FADV shareholders	$0.19	$0.21	$0.59	$0.72
Loss from discontinued operations attributable to FADV shareholders, net of tax	—	—	—	(0.08)

Net income attributable to FADV shareholders	$0.19	$0.21	$0.59	$0.64

Weighted-average common shares outstanding:
Basic	59,803	59,478	59,722	59,358
Diluted	60,086	59,529	59,867	59,446
Amounts attributable to FADV shareholders:
Income from continuing operations, net of tax	$11,450	$12,631	$35,035	$42,549
Loss from discontinued operations, net of tax	—	—	—	(4,241)

Net income	$11,450	$12,631	$35,035	$38,308

EBITDA calculation:
Net income attributable to First Advantage Corporation	$11,450	$12,631	$35,035	$38,308
Provision for income taxes	6,898	8,932	23,856	29,582
Interest expense	131	485	516	1,394
Loss from discontinued operations, net of tax	—	—	—	4,241
Depreciation and amortization	10,993	10,898	32,574	31,520
Impairment loss	—	1,720	—	2,017

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$29,472	$34,666	$91,981	$107,062

*	EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.

-more-

First Advantage Corporation Reports Operating Results for the Third Quarter of 2009

Segment Financial Information (Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(In thousands, except percentages)	2009	2008	2009	2008
Service revenue
Credit Services	$59,443	$60,837	$191,567	$202,723
Data Services	25,514	21,922	113,456	60,422
Employer Services	41,731	54,199	119,350	163,397
Multifamily Services	19,879	19,702	57,467	58,037
Investigative & Litigation Support Services	9,804	18,600	30,224	63,281
Corporate	(391)	(596)	(1,376)	(2,519)

Consolidated	$155,980	$174,664	$510,688	$545,341

Income (Loss) from operations
Credit Services	$12,489	$7,063	$44,820	$35,371
Data Services	3,590	3,680	11,389	11,214
Employer Services	3,929	6,644	6,110	13,119
Multifamily Services	7,268	6,654	20,521	17,995
Investigative & Litigation Support Services	1,337	6,347	2,753	23,407
Corporate	(10,169)	(8,663)	(26,388)	(28,229)

Consolidated	$18,444	$21,725	$59,205	$72,877

Operating margin percentage of service revenue
Credit Services	21.01%	11.61%	23.40%	17.45%
Data Services	14.07%	16.79%	10.04%	18.56%
Employer Services	9.42%	12.26%	5.12%	8.03%
Multifamily Services	36.56%	33.77%	35.71%	31.01%
Investigative & Litigation Support Services	13.64%	34.12%	9.11%	36.99%
Corporate	N/A	N/A	N/A	N/A

Consolidated	11.82%	12.44%	11.59%	13.36%

-more-

First Advantage Corporation Reports Operating Results for the Third Quarter of 2009

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and specialty finance markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; employment background screening; occupational health services; applicant tracking systems; recruiting solutions; skills and behavioral assessments; business tax consulting services; corporate and litigation investigations; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software and renters insurance. First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in Poway, Calif., and has offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500® company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release including those related to cost reduction initiatives and impact on improved efficiencies in the future quarters, product expansion and enhanced operational efficiencies are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: risks relating to the First American Corporation’s (“First American”) exchange offer (the “Offer”) to acquire all of the outstanding shares of the Company’s Class A common stock (“Class A Shares”) not owned or controlled by First American at an exchange ratio of 0.58 of a First American common share per Class A Share, including the risks described in the Offer to Exchange and related materials filed by First American on a Registration Statement on Form S-4 with the Securities and Exchange Commission and which may be amended from time to time by First American; general volatility of the capital markets and the market price of the Company’s Class A common stock; interest rate fluctuations; changes in the real estate market; changes in employment trends; limit on access to public records; the Company’s ability to successfully raise capital; the Company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; heightened regulations and regulatory scrutiny; the degree and nature of the Company’s competition; increases in the Company’s expenses; inability to realize the benefits of offshore strategy; continued consolidation among the Company’s competitors and customers; unanticipated technological changes and requirements; the Company’s ability to identify suppliers of quality and cost-effective data; and other risks identified from time-to-time in the Company’s SEC filings. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the Company’s filings with the SEC, including its 2008 Annual Report on Form 10-K, 2008 Third Quarter Report on Form 10-Q and any subsequent amendments, for a further discussion of these and other risks.

-more-

First Advantage Corporation Reports Operating Results for the Third Quarter of 2009

Notice to Stockholders of Exchange Offer by First American:

On October 8, 2009, The First American Corporation (“First American”) commenced an exchange offer (the “Offer”) to acquire all of the outstanding shares of the Company’s Class A common stock (“Class A Shares”) not owned or controlled by First American at an exchange ratio of 0.58 of a First American common share per Class A Share. In connection with the Offer, First American filed an Offer to Exchange and related materials with the Securities and Exchange Commission (“SEC”) on a Registration Statement on Form S-4. On October 8, 2009, the Company filed with the SEC a Solicitation/ Recommendation Statement on Schedule 14D-9 pursuant to which the Special Committee of the Board of Directors of the Company (the “Special Committee”) recommended, on behalf of the Board of Directors of the Company, that the stockholders of the Company accept the Offer and tender their shares pursuant to the Offer.

Stockholders are urged to read the Offer to Exchange and related materials and the Solicitation/ Recommendation Statement and any amendments thereto filed from time to time, because they will contain important information. Stockholders will be able to obtain a free copy of the Offer to Exchange and related materials and the Solicitation/Recommendation Statement at the SEC’s Web site at www.sec.gov . In addition, the Solicitation/Recommendation Statement, as well as the Company’s other public SEC filings, can be obtained at www.FADV.com. You may also read and copy any reports, statements and other information filed by First American or the Company with the SEC at the SEC public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 800.732.0330 or visit the SEC’s Web site for further information on its public reference room.

# # #